Consent of Independent Registered Public Accounting Firm

To The Board of Directors
China Advanced Construction Materials Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-164048) of China Advanced Construction Materials Group, Inc. (the “Company”) of our report dated September 28, 2010, with respect to the consolidated balance sheets of the Company and its subsidiaries as of June 30, 2010 and 2009 and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the two-year period ended June 30, 2010, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

/S/ Frazer Frost, LLP

Brea, California

September 28, 2010

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